                                                                       EXHIBIT 6


                          CARDIAC PATHWAYS CORPORATION

             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                  MAY 20, 1999

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
1.      Sale of Stock............................................................................1

2.      Closing Date.............................................................................2

3.      Delivery.................................................................................2

4.      Representations and Warranties of the Company............................................2
        (a)    Corporate Power...................................................................2
        (b)    Authorization.....................................................................3
        (c)    Capital Structure.................................................................3
        (d)    Valid Issuance of Stock...........................................................5
        (e)    No Conflict; Required Filings and Consents........................................5
        (f)    Litigation........................................................................6
        (g)    Charter Documents; Subsidiaries...................................................6
        (h)    Absence of Certain Developments...................................................6
        (i)    Absence of Undisclosed Liabilities................................................6
        (j)    Non-Contravention.................................................................7
        (k)    Filings...........................................................................8
        (l)    Employee Matters and Benefit Plans................................................8
        (m)    Labor Matters....................................................................11
        (n)    Title to Property................................................................11
        (o)    Taxes............................................................................12
        (p)    Compliance with Laws.............................................................12
        (q)    Environmental Matters............................................................13
        (r)    Intellectual Property............................................................14
        (s)    Personnel........................................................................14
        (t)    Year 2000 Compliance.............................................................14
        (u)    No Brokers.......................................................................15
        (v)    Chief Executive Officer..........................................................15
        (w)    Registration Rights..............................................................15
        (x)    Permits..........................................................................15
        (y)    Royalties........................................................................15
        (z)    Real Property Holding Corporation................................................15
        (aa)   Investment Company Act...........................................................16
        (bb)   Qualified Small Business.........................................................16
        (cc)   Small Business Concern...........................................................16
        (dd)   Broker's or Finder's Fee.........................................................16
        (ee)   Vote Required....................................................................16

5.      Representations and Warranties of the Purchasers........................................17
        (a)    Corporate Power..................................................................17



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

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        (b)    Authorization....................................................................17
        (c)    Governmental Approvals...........................................................17
        (d)    Non-Contravention................................................................17
        (e)    Risk Factors.....................................................................18
        (f)    No Brokers.......................................................................18

6.      Compliance with Securities Laws and Restrictions on Transfer of Securities..............18
        (a)    Additional Representations and Warranties and Agreements of Each
               Purchaser........................................................................18
        (b)    Stop Transfer Orders.............................................................21
        (c)    Compliance with Section 6........................................................21

7.      Additional Covenants of the Purchasers Regarding Securities.............................21
        (a)    Forms 13D or 13G.................................................................21
        (b)    Insider Trading Policy; Short Sales..............................................21
        (c)    Material Confidential Information................................................22
        (d)    Reporting Obligations Pursuant to Section 16.....................................23

8.      Additional Covenants of the Company.....................................................23
        (a)    Inspection.......................................................................23
        (b)    Board of Directors...............................................................23
        (c)    Right of First Offer.............................................................24
        (d)    Sonometrics License..............................................................26
        (e)    Chief Executive Officer..........................................................26
        (f)    Reverse Stock Split..............................................................26
        (g)    Reservation of Common Stock......................................................27
        (h)    Proprietary Information and Inventions Agreement.................................27
        (i)    Qualified Small Business.........................................................27
        (j)    Small Business Administration Matters............................................27
        (k)    Regulatory Compliance Cooperation................................................28
        (l)    Proxy Statement..................................................................28
        (m)    Stockholder Approvals; Recommendations...........................................29
        (n)    Notices of Certain Events........................................................30
        (o)    Efforts..........................................................................30
        (p)    No Solicitation..................................................................31

9.      Closing Conditions......................................................................32
        (a)    Conditions to Purchaser's Obligations at the Closing.............................32
        (b)    Conditions to Company's Obligations at the Closing...............................34

10.     General Provisions......................................................................35
        (a)    Notices..........................................................................35

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        (b)    Governing Law....................................................................37
        (c)    Amendments.......................................................................37
        (d)    Assignment.......................................................................37
        (e)    Expenses.........................................................................38
        (f)    Counterparts.....................................................................38
        (g)    Entire Agreement.................................................................38
        (h)    Titles...........................................................................38
        (i)    Termination......................................................................39
        (j)    Effect of Termination............................................................39

        EXHIBITS

        A.     CERTIFICATE OF DESIGNATION

        B.     DISCLOSURE SCHEDULE

        C.     REGISTRATION RIGHTS AGREEMENT

        D.     VOTING AGREEMENT

                          CARDIAC PATHWAYS CORPORATION

             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

        THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of May 20, 1999 between Cardiac Pathways Corporation, a Delaware corporation having its principal executive office at 995 Benecia Avenue, Sunnyvale, California 94086 (the "Company"), and the purchasers listed on Schedule A hereto, each of which is herein referred to as a "PURCHASER" and collectively, the "PURCHASERS".

                                    RECITALS

        A. The parties desire that the Purchasers make an equity investment of between $25,000,000 and $40,000,000 in the Company pursuant to the terms and conditions of this Agreement.

        B. The shares of Series B Convertible Preferred Stock issued to the Purchasers pursuant to this Agreement shall have registration rights and other rights as evidenced by the Registration Rights Agreement in the form attached hereto as Exhibit C (the "RIGHTS AGREEMENT").

        C. In order to induce the Purchasers to enter into this Agreement, certain directors, certain officers, and certain stockholders of the Company have entered into a voting agreement in the form attached hereto as Exhibit D (the "VOTING AGREEMENT") with the Company, pursuant to which they have agreed to vote to approve the transaction contemplated hereunder.

        D. In partial consideration of the Purchasers' investment in the Company, three nominees of the Purchasers shall be elected to the Board of Directors of the Company pursuant to the terms and conditions set forth in the Rights Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

        1.      Sale of Stock.

                (a) The Company hereby agrees to sell to the Purchasers or their designees, and the Purchasers or their designees hereby agree to purchase from the Company in the amounts listed on Schedule A hereto, which are inclusive of any Shares (as defined below) issued upon cancellation of notes issued by the Company to the Purchasers, for aggregate consideration of between $25.0 and $40.0 million, up to 40,000 shares of the Company's Series B Convertible Preferred Stock (the "SHARES") at the per share purchase price (the "PER SHARE PURCHASE PRICE") equal to 1,000 times the lower of (i) $1.00 or (ii) average trading price of the Company's common stock (the "COMMON STOCK") on the five (5) trading days immediately prior to the date of the public announcement of this private placement, as reported on the Nasdaq National Market. Additional Purchasers may be added to Schedule A after the date of this Agreement at the sole discretion of the majority in interest of the Purchasers as set forth on Schedule A.

                (b) The Shares shall have the respective rights, preferences and privileges set forth in a certificate of designation attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATION"), which shall be approved by the Purchasers and filed on or prior to the Closing Date (as defined below) by the Company with the Secretary of State of Delaware.

        2. Closing Date. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") will take place, upon the satisfaction of the conditions to closing set forth in Section 9 hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, as soon as practicable but in any event, subject to applicable law, no later than the earlier to occur of five (5) business days after the last of the conditions set forth in Section 9 hereof have been satisfied or October 31, 1999. The date of the Closing is hereinafter referred to as the "Closing Date."

        3. Delivery. At the Closing, the Company will deliver a certificate registered in each Purchaser's name representing the Shares to be purchased by such Purchaser. Such delivery shall be against payment of the purchase price therefor or by cancellation of notes delivered by the Purchasers to the Company, or a combination of each of the foregoing, in an amount equal to the product of the number of Shares and the Per Share Purchase Price (the "PURCHASE PRICE") by wire transfer to the Company's bank account at:

               Bank Name:           Citibank
               Bank Address:        111 Wall Street
                                    New York, NY 10005
               Contact:             David L. Hayes (415-576-2148)
               ABA#:                021000089
               Account Name:        Morgan Stanley
               Account Number:      # 3889-0774
                                    FBO CPC # 14-78247

        4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows, except as set forth on a Disclosure Schedule (the "DISCLOSURE SCHEDULE") attached hereto as Exhibit B and furnished to each Purchaser, which exceptions shall be deemed to be representations and warranties as if made hereunder

                (a) Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction where failure to qualify would not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of this Agreement, the Voting Agreement or the Rights Agreement in any material respect,
(ii) have or result in a Material Adverse Effect on the results of operations, assets, prospects or financial condition of the Company, taken as a whole or
(iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under this Agreement, the Voting Agreement or the Rights Agreement (any of (i), (ii) or (iii), being a "MATERIAL ADVERSE EFFECT"). The Company has full corporate power and authority to own its property, to carry on its business as presently conducted and to carry out the transactions contemplated hereby.

                (b) Authorization. The Company has full corporate power to execute, deliver and perform this Agreement, the Voting Agreement and the Rights Agreement, and each such agreement has been duly executed and delivered by the Company and is the legal, valid and, assuming due execution by the Purchaser, binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by the Company of this Agreement, the Voting Agreement and the Rights Agreement, including the issuance (or reservation for issuance), sale and delivery of the Shares contemplated by
Section 1 hereof and the Common Stock issuable upon conversion thereof, have been duly authorized by all necessary corporate action on the part of the Company, its officers, directors and stockholders; provided, however, that the Company makes no representation or warranty as to the enforceability of the indemnification and contribution provisions of Section 5 of the Rights Agreement to the extent that the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that the sale of the Shares is advisable and fair and in the best interests of the Company and its stockholders, and (b) recommended the approval and adoption of this Agreement and approval of the sale of the Shares by the stockholders and directed that this Agreement and the sale of the Shares by submitted for consideration by the Company's stockholders. The Board of Directors of the Company has taken all action necessary to render inapplicable, as it relates to Purchasers, the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (other than, in the case of this Agreement, the approval of the sale of the Shares by the holders of at least a majority of the Common Stock voting at the meeting held to consider sale of the Shares).

                (c)     Capital Structure.

                        (i) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 30,000 shares have been designated Series A Participating Preferred Stock, 50,000 shares have been designated Series B Convertible Preferred Stock and 4,920,000 are undesignated. As of the date hereof, (i) 10,038,578 shares of Common Stock, all of which are validly issued, fully paid and nonassessable, no shares of Series A Participating Preferred Stock and no shares of Series B Convertible Preferred Stock were issued and outstanding; (ii) no shares were held in treasury by the Company or by any subsidiaries of the Company; (iii) 2,866,629 shares of Common Stock were reserved for issuance under the Company's stock plans (including (A) 1,442,440 shares of Common Stock reserved for issuance under the 1991 Stock Option Plan, 1,067,591 shares of which were subject to outstanding options and 374,849 of which were reserved for future grants, (B) 60,000 shares of Common Stock were reserved for issuance under the 1996 Director Option Plan, 33,000 shares of which were subject to outstanding options and 27,000 of which were reserved for future grants, (C) 400,000 shares of Common Stock were reserved for issuance under the 1998 Non-Statutory Stock Option Plan, 143,818 of which were subject to outstanding options and 256,182 shares of which were available for future grants, (D) 920,506 shares of Common Stock were reserved for issuance under the 1998 Employee Stock Purchase Plan, 40,506 shares of which were available for future purchase in fiscal 1999 and 880,000 of which may be purchased in maximum amounts of 200,000 shares per fiscal year commencing July 1, 1999 and (E) 43,683 shares were subject to an outstanding nonstatutory option granted outside of the plans); collectively the Company's "STOCK PLANS;" and (iv) 143,141 shares of Common Stock and related Preferred Stock Purchase Rights were subject to outstanding warrants to purchase such shares. All shares of the Company's Common Stock subject to issuance as specified above, on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company's capital stock or the capital stock of any of the Company's subsidiaries or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than as contemplated by this Agreement. All of the outstanding shares of capital stock of each subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares) are owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature. The Common Stock is quoted on the Nasdaq National Market.

                        (ii) Except as set forth in Section 4(c)(i), there are no equity securities of any class of capital stock of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4(c)(i), there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries to grant or enter into any such warrant, equity security, call, right, commitment or agreement, and except for the transactions contemplated by this Agreement, the Voting Agreement and the Rights Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of the Company to which the Company is a party.

                (d) Valid Issuance of Stock. The Shares will be duly authorized, validly issued, fully paid and non-assessable and, based in part upon the representations of the Purchaser in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares (the "CONVERSION SHARES") has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, will be duly and validly issued and fully paid and nonassessable. The Shares and the Conversion Shares will be free of restrictions on transfer other than the restrictions in this Agreement and the Rights Agreement and under applicable state and/or federal securities laws, and will not be subject to any preemptive or other similar rights or any liens or encumbrances (other than any liens or encumbrances created by the Purchasers).

                (e)     No Conflict; Required Filings and Consents.

                        (i) The execution and delivery of this Agreement, the Voting Agreement and the Rights Agreement by the Company do not, and the performance of this Agreement, the Voting Agreement and the Rights Agreement by the Company shall not, (i) conflict with or violate the Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION"), the Certificate of Designation, the Company's Bylaws, as amended (the "BYLAWS") or equivalent organizational documents of the Company or any of its subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that do not have or result in, individually or in the aggregate, a Material Adverse Effect.

                        (ii) The execution and delivery of this Agreement, the Voting Agreement and the Rights Agreement by the Company do not, and the performance of this Agreement, the Voting Agreement and the Rights Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws, the rules and regulations of the Nasdaq National Market and the consent of a majority of the holders of the Common Stock of the Company subject to that certain Shareholder Rights Agreement dated as of June 13, 1995.

                (f) Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company that either (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, the Voting Agreement or the Rights Agreement or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                (g) Charter Documents; Subsidiaries. Except for Cardiac Pathways B.V., a corporation organized under the laws of the Netherlands, and Cardiac Pathways G.m.b.H., a corporation organized under the laws of Germany, the Company has no active subsidiaries and does not otherwise directly or indirectly control any other business entity. The Company has furnished counsel to the Purchasers with true, correct and complete copies of its Amended and Restated Certificate of Incorporation and Bylaws, together with any amendments thereto as of the date hereof and the charter documents of each of its subsidiaries. Each of the Company's subsidiaries is duly organized and existing under the laws of its jurisdiction of organization and is in good standing under such laws. None of the Company's subsidiaries owns or leases property or engages in any activity in any jurisdiction that might require its qualification to do business as a foreign corporation and in which the failure so to qualify would have a Material Adverse Effect.

                (h) Absence of Certain Developments. Since the date of its most recent report filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended from time to time (such act, together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT," and such report, the "CURRENT SEC FILING"), except as disclosed therein, there has been no (i) change in the condition, financial or otherwise, of the Company or its assets, liabilities, properties, business, operations, intellectual property rights owned or controlled by it, or prospects generally that would, individually or in the aggregate, have a Material Adverse Effect; (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or (iii) loss, destruction or damage to any property of the Company, whether or not insured, which has or may have a Material Adverse Effect.

                        (i) Absence of Undisclosed Liabilities. Except as and to the extent reflected or stated in the Current SEC Filing, there has been no:

                        (i) Material accrued or contingent liability of a type required to be reflected on a balance sheet in accordance with generally accepted accounting principles or described in the footnotes thereto.

                        (ii) Resignation or termination of any key officers in the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                        (iii) Material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                        (iv) Damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                        (v)Waiver by the Company of a valuable right or of a material debt owed to it;

                        (vi) Direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                        (vii) Material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                        (viii) Declaration or payment of any dividend or other distribution of the assets of the Company;

                        (ix)    Labor organization activity;

                        (x) Debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                        (xi) Sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                        (xii) Change in any material agreement to which the Company is a party or by which it is bound which has had a Material Adverse Effect; or

                        (xiii) Any other event or condition of any character that, either individually or cumulatively, has had a Material Adverse Effect.

                (j) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Voting Agreement and the Rights Agreement do not and will not (i) contravene or conflict with the Amended and Restated Certificate of Incorporation, the Certificate of Designation or Bylaws of the Company, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or its property, or result in a breach of or constitute a default under any material agreement of the Company (whether upon notice or passage of time) binding upon or applicable to it or its property, in any manner which would materially and adversely affect the Purchasers' rights or their ability to realize the intended benefits under this Agreement, the Voting Agreement or the Rights Agreement.

                (k)     Filings.

                        (i) The Company has filed in a timely manner, and has delivered to the Purchasers copies of, the following reports required to be filed with the Commission under the Exchange Act: (1) the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1998 filed with the Commission on February 16, 1999 and (2) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed with Commission on September 25, 1998 (collectively the "SEC REPORTS"). As of its filing date, (i) each such report complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, (ii) no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the Commission.

                        (ii) Each of the consolidated financial statements (including in each case any related notes) contained in the SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q and the rules and regulations promulgated by the Commission), and fairly presented the consolidated financial position of the Company and its subsidiaries as of the respective dates and the consolidated results of operations and statements of cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                (l)     Employee Matters and Benefit Plans.

                        (i) Definitions. The following terms shall have the meanings set forth below:

                                (1)     "Affiliate," as used in this section
shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "CODE"), and regulations thereunder;

                                (2)     "Company Employee Plan" shall refer to
any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1978, as amended ("ERISA"), which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Company Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                                (3)     "Company Employee" shall mean any
current, former, or retired employee, officer, or director of the Company or any Affiliate;

                                (4)     "Company Employee Agreement" shall refer
to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contact between the Company or any Affiliates and any Company Employee or consultant; and

                                (5)     "Company Pension Plan" shall refer to
each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                        (ii) Schedule. The Company does not have any plan or commitment to establish any new Company Employee Plan or Company Employee Agreement, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Purchasers in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Company Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

                        (iii) Documents. The Company has provided to the Purchasers (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Company Employee Agreement including all amendments thereto and written interpretations thereof, (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if any Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the Internal Revenue Service (the "IRS") or the Department of Labor (the "DOL") with respect to any Company Employee Plan; (vii) all communications material to any Company Employee or Company Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

                        (iv) Company Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) to the Company's knowledge no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the closing in accordance with its terms, without liability to the Company or any Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) to the Company's knowledge neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

                        (v) Company Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Company Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

                        (vi) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

                        (vii) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Company Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) that such Company Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                        (viii)  Effect of Transaction.

                                (1)     The execution of this Agreement and the
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

                        (ix) Employment Matters. The Company and each of its subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, in each location in which the Company or any of its subsidiaries employs persons; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any material arrears of wages or any material taxes or any material penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                        (x) Violations. To the Company's knowledge, no employee of the Company has violated any employment contract, patent disclosure agreement or non competition agreement between such employee and any former employer of such employee due to such employee being employed by the Company and disclosing to the Company trade secrets or proprietary information of such employer. The Company is not, and has never been, a party to any collective bargaining agreement. The Company and its subsidiaries are in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, the Worker Adjustment and Retaining Notification Act or any similar state or local law).

                (m) Labor Matters. (i) There are no controversies pending or, to the best knowledge of each of the Company and its respective subsidiaries, threatened, between the

Company or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and (B) which, as of the Closing, have or could reasonably be expected to have a Material Adverse Effect; and (iii) as of the date of this Agreement, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries (A) as of the date of this Agreement and (B) which, as of the closing, have or could reasonably be expected to have a Material Adverse Effect.

                (n) Title to Property. The Company owns no material real property. The Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which the Company or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or its subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of the Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                (o) Taxes. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member, have timely filed all tax returns required to be filed by them and have paid all taxes shown thereon to be due. These returns and reports are true and complete in all material respects. The Company has paid all taxes and other assessments due. The Company has provided adequate accruals in accordance with generally accepted accounting principles in its financial statements for any taxes that have not been paid, whether or not shown as being due on any tax returns. There is (i) no material claim for taxes that is a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries other than liens for taxes not yet due and payable, (ii) no audit of any tax return of the Company or any of its subsidiaries being conducted by a tax authority, (iii) no extension of the statute of limitations on the assessment of any taxes granted by the Company or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which the Company or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code. Neither the Company nor any of its subsidiaries has ever been a member of any combined, controlled, consolidated or affiliated group (other than the group of which the Company is the parent) for tax purposes. Neither the Company nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does the Company or any of its subsidiaries owe any amount under any such agreement. Neither the Company nor any of its subsidiaries has been at any time, a "United States real property holding corporation" with the meaning of Section 897(c)(2) of the Code.

                (p) Compliance with Laws. Except with respect to environmental matters (which are covered by Section 4(q) below), the Company and its Subsidiaries are, and at all times since January 1, 1996 have been, in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a Material Adverse Effect on the condition of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any notice or other communication from any governmental entity or other person regarding any actual or possible material violation of, or material failure to comply with, any law, regulation, order, judgment or decree.

                (q)     Environmental Matters.

                        (i) Hazardous Material. Except as would result in any material liability to the Company under Environmental Laws (as defined below), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable Environmental Laws to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to Environmental Laws, but excluding office and janitorial supplies maintained in accordance with Environmental Laws (a "HAZARDOUS MATERIAl") are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any action of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased. For the purposes of this Agreement, "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws, ordinances, treaties, rules, regulations, guidelines and permit conditions relating to contamination, pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to Hazardous Materials Activities (as hereinafter defined) or emissions, discharges, releases or threatened releases of Hazardous Materials.

                        (ii) Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has (i) transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of Environmental Laws, or (ii) disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product contained a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any Environmental Laws in effect prior to or as of the date hereof except for which violation has not heretofore been cured or for which there is any remaining liability.

                        (iii) Permits. The Company and its subsidiaries hold all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted. The Company and its subsidiaries are and at all times have been in compliance in all material respects with the terms of the Environmental Permits except for which noncompliance has heretofore been cured or for which there is any remaining liability.

                        (iv) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction is pending, and to the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ, claim or injunction has been threatened by any governmental entity against the Company or any of its subsidiaries concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company or any of its subsidiaries.

                (r) Intellectual Property. The Company or its subsidiaries owns each of the patents and patent applications referred to in the SEC Reports and, except as disclosed in the SEC Reports, (i) the Company owns or possesses adequate and enforceable rights to use all other patent applications, patents, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively with the patents and patent applications described in the SEC Reports, the "INTANGIBLES") necessary for the conduct of the Company's current, former and anticipated activities and (ii) neither the Company nor any subsidiary, to its knowledge, has infringed, is infringing, or has received any notice of infringement of any Intangible of any other person that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect and the Company knows of no basis therefor. The expiration of any Intangibles would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Except as set forth in the SEC Reports, the Company has received no notice of potential indemnity claims from customers based upon a notice of infringement any such customer has received from a patent owner relating to an assertion of infringement of a patent other than potential indemnity claims which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company.

                (s) Personnel. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intangibles on behalf of the Company have executed nondisclosure agreements in the form set forth on the Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                (t) Year 2000 Compliance. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, all of the Company's Information Technology (as defined below) effectively addresses the Year 2000 issue, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000. For purposes of the foregoing, the term "INFORMATION TECHNOLOGY" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services that are owned or used by the Company in the conduct of its business, or purchased by the Company from third party suppliers.

                (u) No Brokers. The Company has not directly or indirectly employed any broker, finder or other person (including any employee) that might be entitled to a fee, commission or other compensation upon the execution of this Agreement, the Voting Agreement or the Rights Agreement or the consummation of the transactions contemplated by this Agreement, the Voting Agreement or the Rights Agreement for which the Purchasers or the Company is or may be liable.

                (v) Chief Executive Officer. The Company has entered into an employment agreement with a new Chief Executive Officer acceptable to the Purchasers.

                (w) Registration Rights. Except as provided in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

                (x) Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect on the business, properties, prospects, or financial condition of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any such franchises, permits, licenses or other similar authority.

                (y) Royalties. Except as set forth in the Disclosure Schedule, there are no royalties, fees, honoraria or other payments payable by the Company to any person or entity by reason of the ownership, development, use, license, sale or disposition of the Intangibles, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

                (z) Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations promulgated thereunder.

                (aa) Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                (bb) Qualified Small Business. The Company is a "qualified small business" within the meaning of Section 1202(d) of the Code as of the date hereof and the Series B Preferred should qualify as "qualified small business stock" as defined in Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

                (cc) Small Business Concern. The Company, together with its "affiliates" (as that term is defined in Section 121.103 of Title 13 of the Code of Federal Regulations (the "FEDERAL REGULATIONS")), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended (the "SMALL BUSINESS ACT"), and Part 121 of Title 13 of the Federal Regulations. The information delivered by the Company to Purchaser on SBA Forms 480, 652 and 1031 of the Small Business Administration (the "SBA") delivered in connection herewith is accurate and complete. The Company is not ineligible for financing by any SBIC Investor pursuant to Section 107.720 of Title 13 of the Federal Regulations. The Company acknowledges that BankAmerica Ventures is a Federal licensee under the Small Business Act.

                (dd) Broker's or Finder's Fee. No agent, broker, person or firm acting on behalf of the Company or any of its subsidiaries is, or will be, entitled to any fee, commission or brokers or finder's fees from any of the parties hereto, or from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

                (ee) Vote Required. The approval of the sale of the Shares by the affirmative vote of a majority of the shares of Common Stock voting is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby. Holders of Common Stock will not have any appraisal rights or similar rights in connection with the sale of the Shares or any of the other transactions contemplated hereby.

        5. Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                (a) Corporate Power. Each Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder.

                (b) Authorization. Each Purchaser has full power to execute, deliver and perform this Agreement, the Voting Agreement and the Rights Agreement, and each such agreement has been duly executed and delivered by such Purchaser and is the legal, valid and, assuming due execution by the Company, binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance by such Purchaser of this Agreement, the Voting Agreement and the Rights Agreement, including the payment of the Purchase Price, have been duly authorized by all necessary corporate action of such Purchaser.

                (c) Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations presently in effect, other than a Control Certificate to be filed with the SBA by BankAmerica Ventures within thirty (30) days of the Closing Date, is or will be necessary to be made or obtained by such Purchaser or any of its Affiliates (as such term is defined below) for, or in connection with, the execution and delivery of this Agreement, the Voting Agreement or the Rights Agreement, the consummation of the transactions contemplated hereby or thereby or performance by such Purchaser of its obligations hereunder or thereunder. For purposes of this Agreement, the term "AFFILIATE" means, when used with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                (d) Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Voting Agreement and the Rights Agreement do not and will not (i) contravene or conflict with the charter documents or bylaws of such Purchaser, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Purchaser, or result in a breach of or constitute a default under any material agreement of such Purchaser.

                (e) Risk Factors. Each such Purchaser acknowledges that an investment in the Company involves known and unknown risks, uncertainties and other factors which may result in such Purchaser's loss of its entire investment. The Company is an early stage medical device company that develops and intends to commercialize medical devices for the treatment of certain cardiovascular and circulatory disorders. The Company's product candidates are at an early stage of development and have not been approved for marketing by any regulatory agencies. In addition, significant investment in research and development, preclinical and clinical testing, regulatory and sales and marketing activity will be necessary for the Company to commercialize its product candidates. There can be no assurance that any of the Company's product candidates can be successfully developed. If successfully developed, there can be no assurance that the Company's product candidates will be approved for marketing by regulatory agencies, will result in any meaningful benefits to patients, will be accepted by the medical community for use in treatment or will generate sufficient or sustainable revenues to enable the Company to be profitable.

                        Each Purchaser acknowledges that such Purchaser has received a copy of the SEC Reports and reviewed the section captioned "Factors Affecting Future Operation Results" contained therein, which such factors are deemed incorporated by reference into this Agreement.

                (f) No Brokers. The Purchasers have not directly or indirectly employed any broker, finder or other person (including any employee) that might be entitled to a fee, commission or other compensation upon the execution of this Agreement, the Voting Agreement or the Rights Agreement or the consummation of the transactions contemplated by this Agreement, the Voting Agreement or the Rights Agreement for which the Purchasers or the Company is or may be liable.

        6. Compliance with Securities Laws and Restrictions on Transfer of Securities.

                (a) Additional Representations and Warranties and Agreements of Each Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to, and agrees with, the Company as follows:

                        (i) The Purchaser (A) is purchasing the Shares for its own account for investment only and not with a view to any resale or distribution thereof, except pursuant to an effective registration statement under the Securities Act of 1933, as amended from time to time (such act, together with the rules and regulations promulgated thereunder, herein the "Securities Act"), covering the sale, assignment or transfer or an opinion of counsel reasonably satisfactory to the Company, concurred in by counsel to the Company, that such registration is not required; provided, however, that BankAmerica Ventures shall be permitted to transfer its Shares to Bank of America Ventures, L.P. without such requirements.

                        (ii) Such Purchaser has received and carefully reviewed the Current SEC Filing, and has had the opportunity to obtain and receive such other information as it deems necessary to understand the business and financial condition of the Company and to make the investment decision to purchase the Shares.

                        (iii) As an investor in companies in the medical device industry, such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Shares, and it is able to bear the economic risk of such investment.

                        (iv) Such Purchaser is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

                        (v) Such Purchaser understands that the Shares are being issued in a transaction which is exempt from the registration requirements of the Securities Act by reason of the provisions of Section 4(2) of the Securities Act and that the Shares will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

                        The certificate representing the Shares will be affixed with the following legends:

                "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL OR OTHER EVIDENCE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                        The restrictions on sale, assignment and transfer of the Shares contained in this Section 6(a)(v) shall terminate at such time as there shall be delivered to the Company and such Purchaser an opinion of counsel to such Purchaser, in form and substance reasonably satisfactory to the Company, to the effect that, due to the lapse of time or otherwise, no registration of such securities is required under the Securities Act in connection with any distribution of such securities to the public in the United States. In addition, at any time after (A) the delivery of such opinion; or (B) such securities are sold pursuant to and in accordance with an effective registration statement under the Securities Act covering such sale, the Purchaser shall be entitled to exchange its certificate representing such securities (or any portion thereof as to which (A) or (B) above applies) for a new certificate not bearing the first legend set forth in Section 6(a)(v).

                        (vi) Such Purchaser understands that the Shares constitute "restricted securities" within the meaning of Rule 144, promulgated under the Securities Act. Purchaser is aware that Rule 144, in substance, except as otherwise provided in subsection (k) of such rule, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (A) the availability of certain public information about the Company;
(B) the resale occurring not earlier than the expiration of the applicable holding period stated therein; (C) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (D) the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein. Such Purchaser also understands that the holding period under Rule 144 will commence on the Closing Date.

                        (vii) Such Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                (b)     Agreement Not to Transfer.

                        (i) Prior to twelve months after the Closing, the Purchasers shall not, directly or indirectly, Transfer or offer to Transfer any Shares, unless the Company consents to such Transfer and the transferee agrees to be bound by this Agreement; provided however, that BankAmerica Ventures shall be permitted to transfer its Shares to Bank of America Ventures, L.P. without such requirements.

                        (ii) As used in this Section 6(b), the term "TRANSFER" shall mean any sale, transfer, assignment, hypothecation, encumbrance or other disposition, whether voluntary or involuntary, of Shares. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor or a retention by the secured creditor of the pledged Shares in complete or partial satisfaction of the indebtedness for which the Shares are security.

                (c) Stop Transfer Orders. Such Purchaser understands that notations restricting the transfer of the Shares will be made on the transfer records of the Company and that a stop transfer order will be entered with the Company's transfer agent.

                (d) Compliance with Section 6. None of the Shares (nor any interest therein) shall be sold, assigned or offered except in accordance with the provisions of this Section 6.

        7.      Additional Covenants of the Purchasers Regarding Securities.

                (a) Forms 13D or 13G. Promptly following the Closing, the Purchasers shall file with the Commission any reports regarding their ownership of the Company's Common Stock as required by Section 13(d) of the Exchange Act and the rules and regulations.

                (b)     Insider Trading Policy; Short Sales.

                        (i) For so long as a representative of the Purchasers is a member of the Board of Directors of the Company, the Purchasers and their Affiliates who have access to Material Confidential Information (as defined below) of the Company shall agree to comply with the Insider Trading Compliance Program of the Company including, but not limited to, trade pre-clearance requirements and trading blackout periods as may be in effect from time to time. In addition, the Purchasers hereby acknowledge that each Purchaser is aware, and that each Purchaser will advise such directors, officers, employees, representatives, agents and advisors who are informed as to the matters concerning the Company or who have access to the Company's Material Confidential Information, that United States securities laws prohibit any person who has received from an issuer material nonpublic information concerning the issuer from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell the securities of such issuer, make investment recommendations based on such material nonpublic information or otherwise affect the trading price of such issuer's securities. The limitations set forth in the immediately preceding sentence are not intended to preclude the brokerage, investment advisory, financial advisory, financing, money management, trading, arbitrage or other similar activities conducted on the Purchasers' behalf by only those directors, officers, representatives and agents and advisors who do not have access to the Company's Material Confidential Information or are not aware of the content of such Material Confidential Information.

                        (ii) The Purchasers and their Affiliates shall not make any short sale of, loan, or grant any option for the purchase of, any equity securities of the Company held by the Purchasers at any time.

                (c)     Material Confidential Information.

                        (i)     In connection with the Purchasers'
decision-making with respect to their acquisition of the Shares, the Company has furnished to the Purchasers and their officers, directors, employees and agents (collectively referred to as "PURCHASERS AND AGENTS") financial and other information which has not theretofore been made available to the public ("MATERIAL CONFIDENTIAL INFORMATION"). The Purchasers and Agents may also receive Material Confidential Information of the Company in the future. Pursuant to a Nondisclosure Agreement dated March 5, 1999, the Purchasers have agreed to refrain from disclosing such information pursuant to the terms and conditions of such agreement. The Company and the Purchasers wish to replace the confidentiality obligations of the parties set forth in such agreement with those provided herein. Therefore, the Purchasers and Agents shall treat all such Material Confidential Information in accordance with the provisions of this agreement and to take or abstain from taking certain other actions herein set forth. The term "Material Confidential Information" does not include information which (i) was already in the Purchasers' or Agents' possession prior to the disclosure by the Company of the Material Confidential Information, provided that such information is not known by the Purchasers and Agents to be subject to another confidentiality agreement with or other obligation of secrecy to the Company or another party, (ii) becomes generally available to the public other than as a result of disclosure by the Purchasers or Agents or (iii) becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source is not known to the Purchasers or Agents to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party. The Purchasers agree that the Company's Material Confidential Information will be used solely for the purpose of monitoring the Purchasers' holdings of the Shares. The Purchasers also agree that the Purchasers and Agents will not disclose any of the Company's Material Confidential Information now or hereafter received or obtained from the Company or its representatives to any third party or otherwise use or permit the use of the Material Confidential Information, except as required by applicable law or legal process, without the prior written consent of the Company; provided, however, that any such Material Confidential Information of the Company may be disclosed to such of the Purchasers' representatives who need to know such information for the purpose of monitoring the Purchasers' investment in the Shares; in which case it is understood that the Purchasers' representatives, directors, officers, employees, agents and advisors shall be informed by the Purchasers of the confidential nature of such information and shall be directed by the Purchasers to treat such information confidentially. In the event that the Purchasers and Agents or any of their representatives becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or rules and regulations under the federal securities laws or similar process, but not pursuant to laws and regulations which Purchasers and Agents are subject to as a result of being an affiliate of a national bank) to disclose any of the Material Confidential Information, the Purchasers and Agents shall provide the Company with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, each Purchaser agrees to furnish only that portion of the Material Confidential Information which such Purchaser is legally required to furnish and, where appropriate, to exercise the Purchasers' and Agents' reasonable efforts to obtain assurances that confidential treatment will be accorded such Material Confidential Information.

                (d) Reporting Obligations Pursuant to Section 16. The Purchasers agree to file with the Commission any reports required to be filed pursuant to Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder by such Purchasers, their officers, directors, employees or affiliates or by such Purchasers' nominee to the Company's Board of Directors within the time such filings are required to be made and to provide the Company with a copy of all such filings promptly thereafter.

        8.      Additional Covenants of the Company.

                (a) Inspection. For so long as a Purchaser holds at least 500 shares of Series B Convertible Preferred Stock (or the Common Stock issuable or issued upon conversion of 500 shares of Series B Convertible Preferred Stock), the Company shall permit each the Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 8(a) to provide access to any information that it reasonably considers to be a competitively sensitive information unless such Purchaser has executed a non-disclosure agreement in a form reasonably acceptable to the Company.

                (b) Board of Directors. The following actions will be taken with respect to the Company's Board of Directors.

                        (i) The existing Board of Directors will resign effective as of the Closing Date.

                        (ii) At or prior to the Closing the Company shall amend its Bylaws, if required, to fix the number of directors to five (5) members with a provision that the number of directors may be increased to seven
(7) members with the consent of the directors who are representatives of the Purchasers.

                        (iii) The holders of the Series B Convertible Preferred shall have the right to nominate three (3) members of the Company's Board of Directors, two (2) of which shall be representatives of BankAmerica Ventures and one (1) of which shall be a representative of Morgan

Stanley Dean Witter Venture Partners ("MSDW"). In the event that the number of the Company's directors exceeds five (5), the holders of Series B Convertible Preferred shall have the right to nominate one (1) additional director. All members of the Company's Board of Directors nominated by holders of Series B Convertible Preferred shall have the right to be members of all committees of the Board of Directors. The Company shall not file any proxy or other materials with the SEC opposed to the re-election of such persons as directors of the Company unless such director has committed any actions giving the stockholders of the Company the right to remove such director for cause and shall use all reasonable efforts to secure the election of such persons as directors.

                        (iv) The remaining directors will include (i) one (1) representative of the Company's management, who shall be the Company's Chief Executive Officer and (ii) one (1) outside representative appointed by a majority of the Board of Directors.

                        (v) As of the execution of this Agreement and in the event that BankAmerica Ventures, the State of Wisconsin Investment Board ("SWIB") or MSDW do not have a representative on the Company's Board of Directors, or any committee thereof then the Company shall invite a representative of BankAmerica Ventures, SWIB or MSDW, as the case may be, to attend all meetings of its Board of Directors or any committee thereof in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials (the "BOARD MATERIALS") that it provides to its directors at the same time as such Board Materials are provided to any of its directors; provided, however, that the Company reserves the right to withhold any information and to exclude such representative of BankAmerica Ventures, SWIB or MSDW from any meeting or portion thereof if the disclosure of such material or discussion, in the opinion of counsel to the Company, would jeopardize the Company's attorney client privilege. The right granted to BankAmerica Ventures, SWIB and MSDW to attend meetings of the Company's Board of Directors and to receive Board Materials shall not be assignable.

                (c) Right of First Offer. Subject to the terms and conditions specified in this Section 8(c), the Company hereby grants to each Purchaser a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by the Company of its Future Shares (as hereinafter defined). Each Purchaser shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund) in such proportions as it deems appropriate. For purposes of this Section 8(c), a Purchaser's "PRO RATA SHARE" of Future Shares shall mean that number of Future Shares that equals the proportion that (x) the number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by such Purchaser bears to (y) the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities).

                        (i) Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock, including any debt securities convertible into equity (collectively, "FUTURE SHARES"), the Company shall first make an offering of such Future Shares to each Purchaser in accordance with the following provisions:

                        (ii) The Company shall deliver a notice by confirmed facsimile transmission, certified mail or a nationally recognized overnight courier service ("NOTICE") to each of the Purchasers stating (i) its bona fide intention to offer such Future Shares, (ii) the number of such Future Shares to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such Future Shares.

                        (iii) By written notification to the Company within ten (10) calendar days after receipt of the Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such Future Shares. The Company shall promptly, in writing, inform each Purchaser that elects to purchase all the shares available to it (a "FULLY-EXERCISING PURCHASER") of any other Purchaser's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Purchaser may elect to purchase that portion of the Future Shares for which Purchasers were entitled to subscribe but that were not subscribed for by the Purchasers that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Shares then held, by such Fully-Exercising Purchaser bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Shares then held, by all Fully-Exercising Purchasers who wish to purchase some of the unsubscribed Future Shares.

                        (iv) If all Future Shares that the Purchasers are entitled to obtain pursuant to Section 8(c) are not elected to be obtained as provided herein, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 8(c)(iii) hereof, offer the remaining unsubscribed portion of such Future Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Future Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Future Shares shall not be offered unless first reoffered to the Purchasers in accordance herewith.

                        (v) The right of first offer in this Section 8(c) shall not be applicable (i) to any shares of Common Stock (including shares issued upon exercise of stock options outstanding as of the date of this Agreement) issuable or issued to employees, consultants or directors directly or pursuant to stock option plans or arrangements approved by the Board of Directors, including each board representative of the Purchasers, (ii) to shares of Common Stock issued or issuable in a firm commitment underwritten public offering, (iii) to shares of Common Stock issued or issuable upon conversion of shares of Series A Participating Preferred Stock or Series B Convertible Preferred Stock or as a dividend or distribution on the shares of Series A Participating Preferred Stock or Series B Convertible Preferred Stock, (iv) to securities issued or issuable to banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and provided such issuances are approved by the Board of Directors, including each board representative of the Purchasers, (v) to securities issued in connection with business combinations or corporate partnering agreements approved by the Board of Directors, including each board representative of the Purchasers, or (vi) to securities issued in strategic financings accompanies by commercial development, joint ventures or other related agreements approved by the Board of Directors, including each board representative of the Purchasers.

                        (vi)    The rights granted to the Purchasers under
Section 8(c) hereof may be assigned to any transferee or assignee who is (a) a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Purchaser, (b) a Purchaser's ancestors, descendants or spouse or to trusts for the benefit of such persons or such Purchaser or (c) a client, employee or member of a Purchaser, provided that (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given written notice of any such transfer five (5) Business Days prior to the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and (iii) the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Company the obligations of the Purchasers under this Agreement.

                (d) Sonometrics License. The Company will use its best efforts to execute an agreement to exclusively license or acquire, for an aggregate purchase price no greater than $1,500,000, Sonometric's patent portfolio relating to technology and methods for three dimensional digital ultrasound tracking. The Patent Portfolio will include, but not be limited to the following: Patent Numbers 5,515,853, 5,779,638, 5,795,298, 5,797,849,
5,817,022 and 5,868,673 and all currently active applications that are continuations, continuations-in-part, or divisional properties, and all corresponding foreign-filed patents and patent applications.

                (e) Chief Executive Officer. In the event that a new Chief Executive Officer, (who shall be acceptable to the Purchasers) shall have commenced employment with the Company prior to the Closing, the Company shall use it best efforts to retain such Chief Executive Officer through the Closing Date.

                (f) Reverse Stock Split; Bylaws. The Company shall use its best efforts to obtain stockholder approval to amend (i) the Certificate of Incorporation to effect a five for one reverse stock split of the Company's Common Stock; and (ii) the Bylaws to require the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares entitled to vote, voting together as a single class, to (I) increase the number of shares reserved for issuance under the Company's Stock Plans, such that the quotient of (A) the shares outstanding issued pursuant to the Company's Stock Plans plus the shares available for issuance under the Company's Stock Plans plus additional shares proposed to be issued under the Company's Stock Plans; divided by (B) the total outstanding capital stock of the Company, including any outstanding convertible preferred stock, on an as converted basis, is not greater than thirty percent (30%); and (II) reprice any options granted after May 20, 1999 to purchase shares of Common Stock under the Company's Stock Plans, provided that the Company shall only reprice each options outstanding prior to May 20, 1999 one time.

                (g) Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares and all Common Stock issuable from time to time upon such conversion.

                (h) Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in a form which is acceptable to the Purchasers.

                (i) Qualified Small Business. The Company will use its best efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause the Shares not to so qualify as "Qualified Small Business Stock." The Company further covenants to submit to its shareholders and to state and federal taxation authorities such form and filings as may be required to document such compliance, including the California Franchise Tax Board Form 3565, Small Business Stock Questionnaire, with its franchise or income tax return for the current income year.

                (j)     Small Business Administration Matters.

                        (i) The proceeds from the issuance and sale of the Shares will be used by the Company for working capital and other general corporate purposes. The Company will provide to each Purchaser identified as a licensed Small Business Investment Company on Schedule A hereto (each an "SBIC INVESTOR"), and to the Small Business Administration (the "SBA"), reasonable access to the Company's books and records for the purpose of confirming the use of proceeds by the Company.

                        (ii) For a period of one (1) year following the Closing (as defined in the Purchase Agreement), the Company will not change the nature of its business activity if such change would render the Company "ineligible" as provided in Section 107.720 of Title 13 of the Federal Regulations.

                        (iii) So long as any SBIC Investor holds any securities of the Company, the Company will at all times comply with the non-discrimination requirements of Sections 112, 113 and 117 of Title 13 of the Federal Regulations.

                        (iv) Within forty-five (45) days after the end of each fiscal year of the Company, and at such other times as an SBIC Investor may reasonably request in writing to the Company, the Company will deliver to such SBIC Investor a written assessment in form and substance reasonably satisfactory to such SBIC Investor, as to the economic impact of such SBIC Investor's financing of the Company, specifying the full-time equivalent jobs created or retained in connection with such investment, and the impact of such financing on the Company's business in terms of profits and with respect to taxes paid by the Company and its employees. The Company will promptly provide each SBIC Investor who so requests in writing to the Company, specifying in such written request the nature of such required information in reasonable detail, such information as such SBIC Investor requests, in order to permit such SBIC Investor to comply with such SBIC

Investor's obligations under the Small Business Act of 1958, as amended (the "SMALL BUSINESS ACT"), and the regulations promulgated thereunder and related thereto. Any submission of financial information pursuant to this Section 8(j) shall be under cover of a certificate executed by the Company's President, Chief Executive Officer Chief Financial Officer or Treasurer, certifying that such information (i) relates to the Company, (ii) to the best of the Company's knowledge is accurate and (iii) if applicable, has been audited by the Company's independent auditors.

                (k) Regulatory Compliance Cooperation. In the event that any SBIC Investor determines that it has a Regulatory Problem (as defined below), it shall have the right to transfer its Shares in compliance with applicable state and federal securities laws, but without regard to any other restrictions on transfer set forth in this Agreement or the Rights Agreement (provided that the transferee agrees to become a party to each such agreement), and the Company shall take all such actions as are reasonably requested by such SBIC Investor in order to (i) effectuate and facilitate any transfer by it of any securities of the Company then held by it to any person designated by such SBIC Investor, (ii) permit such SBIC Investor (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by it in light of regulatory considerations then prevailing, and (iii) amend this Agreement, as amended from time to time, to effectuate and reflect the foregoing. The parties to this Agreement agree to vote all of the Company's securities held by them in favor of such amendments and actions. For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency that an SBIC Investor is not entitled to hold, or exercise any significant right with respect to, the underlying securities into which the Shares are convertible.

                (l) Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement in connection with the sale of the Shares. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials, the Company shall file with the Commission the definitive Proxy Statement, which Proxy Statement shall comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the Commission thereunder.

                        (i) The Company shall cause the Proxy Statement to be mailed to its stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

                        (ii) The Company warrants that the information provided (or incorporated by reference to filings made with the Commission by the Company) in the Proxy Statement, on the date the Proxy Statement is filed with the Commission and on the date it is first mailed to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall notify Purchasers promptly of the receipt of any comments by the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement, or for additional information, and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing. If at any time prior to the meeting of Stockholders to consider sale of the Shares, any event should occur relating to the Company, its subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Purchasers. Whenever any event occurs which should be described in an amendment or supplement to the Proxy Statement, the Company shall, upon learning of such event, cooperate promptly to file and clear with the Commission and, if applicable, mail such amendment or supplement to the stockholders of the Company.

                        (iii) The Company shall use its best efforts to obtain approval for quotation on the Nasdaq National Market, upon official notice of issuance, of the Common Stock to be issued upon conversion of the Shares.

                        (iv) The Company shall make all necessary filings with respect to the sale of Shares under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar laws and shall use their reasonable efforts to obtain required approvals and clearances with respect thereto.

                (m) Stockholder Approvals; Recommendations. The Company, acting through its Board of Directors, shall (i) call, give notice of, convene and hold a special meeting of the holders of Company Common Stock for the purpose of voting upon the sale of the Shares (the "SPECIAL MEETING") and (ii) include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock approve the sale of Shares at the Special Meeting. The Special Meeting will be held as promptly as practicable. The Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited, in connection with the Special Meeting are solicited in compliance with all applicable laws, regulations, orders, judgments and decrees. The Company shall not be permitted to delay, adjourn, postpone or reschedule the Special Meeting, or delay the vote of the Company's stockholders on the sale of Shares, without Purchasers' prior written consent (which consent will not be unreasonably withheld or delayed if the need for the delay, adjournment, postponement or rescheduling of the Special Meeting or the delay in such vote is attributable solely to factors outside the Company's control). Notwithstanding anything to the contrary contained in this
Section 8(m), the Company's Board of Directors shall not be permitted to withdraw or modify its recommendation in favor of the sale of Shares.

                (n) Notices of Certain Events. The Company hereto shall promptly notify Purchasers of:

                        (i) the receipt by the Company of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this agreement;

                        (ii) the receipt by the Company of any notice or other communication from any governmental entity in connection with the transactions contemplated by this agreement;

                        (iii) the Company obtaining knowledge of any actions, suits, claims investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Company or Purchasers, as the case may be, or any of their respective subsidiaries which relate to the consummation of the transactions contemplated by this agreement; and

                        (iv) the Company obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder.

               (o) Efforts. The Company shall, and shall cause its respective subsidiaries to, cooperate and use their reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries and (ii) defend against and respond to any action, suit, proceeding or investigation relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the sale of Shares.

               (p)    No Solicitation.

                        (i) The Company agrees that until the Closing Date, the Company shall not, directly or indirectly, and the Company shall ensure that its Representatives (as defined below) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition (as defined below) or take any action that could reasonably be expected to lead to an Acquisition Proposal (as defined below); (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person (as defined below) with respect to any Acquisition Proposal. The Company shall immediately cease and discontinue, and the Company shall ensure that its Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal. For purposes of this Section 8(p):

                                (1)     "ACQUISITION PROPOSAL" shall mean any
offer, proposal or inquiry contemplating or otherwise relating to any Acquisition Transaction.

                                (2)     "ACQUISITION TRANSACTION" shall mean any
transaction (other than as contemplated by the Purchase Agreement) involving:

                                        a)      any merger, consolidation,
amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent company, (ii) in which a person or "group" (as defined in the Exchange Act of 1934, as amended and the rules promulgated thereunder) of persons directly or indirectly acquires the Company or more than 15% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 15% of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 15% of the outstanding securities of any class of voting securities of the Company;

                                        b)      any sale, lease, exchange,
transfer, license, acquisition or disposition of more than 15% of the assets of the Company; or

                                        c)      any liquidation or dissolution
of the Company.

                                (3)     "PERSON" shall mean any (i) individual,
(ii) corporation, limited liability company, partnership or other entity, or
(iii) governmental authority.

                                (4)     "REPRESENTATIVES" shall mean officers,
directors, employees, agents, attorneys, accountants, advisors and representatives.

                        (ii) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose or resolve to withdraw or modify, in a manner adverse to Purchasers, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the sale of Shares, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement or letter of intent with respect to any Acquisition Proposal.

                        (iii) In addition to the obligations of the Company set forth in Sections 8(p)(i) and 8(p)(ii) above, the Company shall promptly advise Purchasers orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identify of the person making any such Acquisition Proposal or inquiry. The Company shall use its best efforts to keep Purchasers fully informed of the status and details of any such request, Acquisition Proposal or inquiry.

                        (iv) Notwithstanding the foregoing, if the Company receives a bona fide, written, unsolicited offer to acquire all of the equity of the Company or substantially all of the assets of the Company at a higher valuation than that implied for the Company by this Agreement (a "HIGHER OFFER") the Company may enter into a confidentiality agreement with, provide non-public information to, or enter into discussions with, such offeror. The Company shall inform the

Purchasers immediately upon receipt of the Higher Offer in writing of the identity of the offeror and the terms and conditions of the Higher Offer. In the event that the Company shall receive a Higher Offer prior to the Closing Date and consummate a sale of securities or material assets to, or merge with or be acquired by, any Person other than the Purchasers, then the Company shall pay to the Purchasers, in proportion to the Purchaser's participation in the Bridge Financing (as defined in Section 9(xvi) below, $1 million in cash upon the closing of such transaction.

        9.      Closing Conditions.

                (a) Conditions to Purchaser's Obligations at the Closing. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by the Purchaser:

                        (i) Compliance with Laws. At the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

                        (ii) Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 4 shall be true and correct as if made on the Closing Date.

                        (iii) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

                        (iv) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions set forth in clauses (ii), (iii), (v)
- (vii), (x) - (xiii), (xiv), (xv) and (xviii) of this Section 9(a) have been fulfilled.

                        (v) Stockholder Approval. The Company shall have satisfied the stockholder approval requirement provisions of the Nasdaq Stock Market, or any other exchange or market on which the Common Stock is then listed or traded, with respect to the issuance of 20% or more of a company's capital stock.

                        (vi) Increased Option Pool. The Company shall have received stockholder approval to reserve an additional 4,000,0000 shares of Common Stock to be available for grant to management and employees under the Company's 1991 Stock Option Plan.

                        (vii) Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchasers certified as filed by the office of the Secretary of State of Delaware.

                        (viii) Rights Agreement. The Company shall have executed and delivered to the Purchasers the Rights Agreement.

                        (ix) Voting Agreement. The Company and certain officers, directors, and holders of the Company's outstanding Common Stock holding a minimum of 40% of the outstanding Common Stock shall have executed and delivered to the Purchasers the Voting Agreement.

                        (x) Shareholders Rights Agreement. The Company shall have terminated the existing Shareholders Rights Agreement dated June 13, 1995.

                        (xi) Preferred Shares Rights Agreement. Prior to the earlier of thirty (30) days from the date hereof or the Closing Date, the Company shall have taken all actions required under the Preferred Shares Rights Agreement between the Company and Norwest Bank Minnesota, N.A. dated as of April 22, 1997 (the "RIGHTS PLAN") to permit the issuance of the Shares and the consummation of the transactions contemplated by this Agreement, the Certificate of Designation, the Voting Agreement and the Rights Agreement, without the triggering of any rights thereunder. In addition the Company shall have amended the Rights Plan to provide that the Shares held by the Purchasers shall receive upon issuance of the Shares the same rights as the holders of Common Stock under the Rights Plan.

                        (xii) Adverse Change. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred.

                        (xiii) Absence of Litigation. There shall be no action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or governmental authority that could have a Material Adverse Effect on the Company or the purchase of the Shares.

                        (xiv) Opinion of Counsel. The Company shall have delivered to the Purchasers an opinion of counsel for the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchasers.

                        (xv) Consents. The Company and the Purchasers shall have obtained all consents (including all governmental and regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of this Agreement, the Voting Agreement and the Rights Agreement), permits and waivers necessary or required to be obtained on or prior to the Closing Date for consummation of the transactions contemplated hereby.

                        (xvi) Bridge Financing. The Company shall have obtained interim financing of $3 million to fund its operations by May 21, 1999 (the "BRIDGE FINANCING").

                        (xvii) Chief Executive Officer. The new Chief Executive Officer acceptable to the Purchasers remains employed by the Company in such capacity on the Closing Date.

                        (xviii) SBA Matters. The Company shall have executed and delivered to the BankAmerica Ventures a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652, and shall have provided to BankAmerica Ventures, the information requested by BankAmerica Ventures necessary for the preparation by BankAmerica Ventures of a Portfolio Financing Report on SBA Form 1031.

                        (xix) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated in connection with each Purchaser's purchase of the Shares and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                        (xx) Delivery of Stock Certificate. The Company shall have caused the delivery to the Purchasers of a stock certificate representing the Purchasers' ownership of the Shares.

                (b) Conditions to Company's Obligations at the Closing. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, any one or more of which may be waived in whole or in part by the Company:

                        (i) Compliance with Laws. At the Closing, sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers or the Company are subject.

                        (ii) Representations and Warranties. Each of the representations and warranties of the Purchasers set forth in Sections 5 and 6 shall be true and correct as if made on the Closing Date.

                        (iii) The Purchase Price. The Purchasers shall have delivered to the Company the Purchase Price in accordance with Section 3 hereof.

                        (iv) Performance. The Purchasers shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

                        (v) Other Agreements. The Purchasers shall have executed and delivered to the Company the Rights Agreement.

                        (vi) Consents. The Company and the Purchasers shall have obtained all consents (including all governmental and regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of this Agreement, the Voting Agreement and the Rights Agreement), permits and waivers necessary or required to be obtained on or prior to the Closing Date for consummation of the transactions contemplated hereby.

                        (vii) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated in connection with the sale and issuance of the Shares and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

        10.     General Provisions.

                (a) Notices. All notices and other communication required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by telex or facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:

                        (i)     If to the Purchasers, to:

                                BankAmerica Ventures
                                950 Tower Lane, Suite 700
                                Foster City, California 94404
                                Telephone:   (650) 378-6000
                                Facsimile:   (650) 378-6040

                                Attention:   Mark Brooks and Robert S. Fore

                                and

                                Morgan Stanley Dean Witter Venture Partners
                                1221 Avenue of America, 33rd floor
                                New York, NY  10020
                                Phone:  212-762-8683
                                Fax:  212-762-8424

                                Attention:   Fazle Husain

                                with a copy to:

                                Cooley Godward LLP
                                Five Palo Alto Square
                                Palo Alto, CA 94306-2155
                                Telephone:   (650) 843-5000
                                Facsimile:   (650) 857-0663

                                Attention:   Julia L. Davidson, Esq.

                                and

                                Davis, Polk, Wardwell
                                450 Lexington Ave.
                                New York, NY  10017
                                Telephone 212-450-4350
                                Facsimile: 212-450-5515

                                Attention:     John Bick, Esq.

                        (ii)    If to the Company to:

                                Cardiac Pathways Corporation
                                995 Benecia Avenue
                                Sunnyvale, California 94086
                                Telephone:   (408) 737-0505
                                Facsimile:   (408) 737-1700

                                Attention: G. Michael Latta,
                                Chief Financial Officer

                                with a copy to:

                                Wilson Sonsini Goodrich & Rosati
                                650 Page Mill Road
                                Palo Alto, CA 94304-1050
                                Telephone:   (650) 493-9300
                                Facsimile:   (650) 845-5000

                                Attention:   Chris F. Fennell, Esq.

Any notice or other communication delivered by hand or mailed shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice or communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

                (b) Governing Law. The parties have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of California.

                (c) Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Shares and Conversion Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                (d)     Assignment.

                        (i) Except as set forth in this Section 10(d), none of the rights or obligations of the Company and each Purchaser may be assigned or transferred without the prior written consent of the other party hereto.

                        (ii) The Company and each Purchaser may assign all of its rights and obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of its assets. This Agreement shall survive any such merger or reorganization of the Company or a Purchaser with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder.

                        (iii) Each Purchaser may assign its rights and obligations to a subsidiary, parent, LLC, general partner, limited partner, retired partner, member or retired member of a Purchaser, provided the assignee is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and provided further such assignee agrees, prior to the transfer, in writing with the Company to comply with all the provisions of this Agreement applicable to such Purchaser.

                        (iv) This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

                (e) Expenses. The Company shall reimburse the Purchasers for all reasonable legal, accounting and due diligence expenses incurred in connection with this Agreement and the transactions contemplated hereby, regardless of whether or not the Closing occurs.

                (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                (g) Entire Agreement. This Agreement, the Voting Agreement and the Rights Agreement, together with the Exhibits and other documents attached hereto and thereto, constitute the entire contract between the parties with respect to the subject matter hereof and thereof, and no party will be liable or bound to the other in any manner by any representations, warranties or covenants except as specifically set forth herein and therein.

                (h) Titles. The titles of the Sections of this Agreement are inserted for reference only, and are not to be considered as part of this Agreement in construing this Agreement.

                (i) Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, whether before or after approval of the sale of Shares by the stockholders of the Company:

                (i) by mutual consent of the Company and of a majority in interest of Purchasers as set forth on Schedule A;

                        (ii) by either a majority in interest of Purchasers as set forth on Schedule A or the Company, if the Closing shall not have occurred by October 31, 1999 (unless the failure to consummate the sale of Shares is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Closing);

                        (iii) by a majority in interest of Purchasers as set forth on Schedule A, if the required approval of the Company's stockholders shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                        (iv) by either a majority in interest of Purchasers as set forth on Schedule A or the Company, if there shall be any law or regulation of any Governmental Entity that makes consummation of the purchase of the Shares illegal or otherwise prohibited or if any judgment, injunction, order or decree of any governmental entity prohibiting such transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

                        (v) by a majority in interest of Purchasers as set forth on Schedule A, if there has been a breach of any covenant or a breach of any representation or warranty on the part of the Company, such that the closing conditions set forth in Section 9 would not be satisfied or if the Company has not secured interim financing as specified in Section 9(xvi) by May 21, 1999.

                (j) Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10(i) hereof by the Company, or a majority in interest of Purchasers, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Purchasers. Nothing in this Section 10(j) shall relieve any party to this Agreement of liability for breach of this Agreement or for representations which were incorrect when made.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

"COMPANY"

CARDIAC PATHWAYS CORPORATION

By: /s/ William N. Starling
   -------------------------------------
William N. Starling
President and Chief Executive Officer


"PURCHASERS"


BANKAMERICA VENTURES


By: /s/ Anchie Y. Kuo
   -------------------------------------


Title:  Managing Director
      ----------------------------------


MORGAN STANLEY VENTURE PARTNERS III, L.P.

By: Morgan Stanley Venture Partners III, L.L.C.
     its General Partner
By: Morgan Stanley Venture Capital III, Inc.,
     its Institutional Managing Member

By: /s/ Fazle Husain
   -------------------------------------
Name:     Fazle Husain
Title:    General Partner
Address:  1221 Avenue of the Americas
          New York, New York  10020

MORGAN STANLEY VENTURE INVESTORS III, L.P.

By: Morgan Stanley Venture Partners III, L.L.C.
     its General Partner
By: Morgan Stanley Venture Capital III, Inc.,
     its Institutional Managing Member

By: /s/ Fazle Husain
   -------------------------------------
Name:     Fazle Husain
Title:    General Partner
Address:  1221 Avenue of the Americas
          New York, New York  10020


MORGAN STANLEY VENTURE PARTNERS
 ENTREPRENEUR FUND, L.P.

By: Morgan Stanley Venture Partners III, L.L.C.
     its General Partner
By: Morgan Stanley Venture Capital III, Inc.,
     its Institutional Managing Member

By: /s/ Fazle Husain
   -------------------------------------
Name:     Fazle Husain
Title:    General Partner
Address:  1221 Avenue of the Americas
          New York, New York  10020


VAN WAGONER CAPITAL MANAGEMENT

By: /s/ Garreat Van Wagoner
   -------------------------------------
Name:   Garreat Van Wagoner
Title:  President
Address:

STATE OF WISCONSIN INVESTMENT BOARD

By: /s/ John Nelson
   -------------------------------------
Name:   John Nelson
Title:  Investment Director
Address:


/s/ Thomas Fogarty
----------------------------------------
THOMAS FOGARTY

                                   SCHEDULE A

                             SCHEDULE OF PURCHASERS





                                                                    Number of
                              Purchasers                              Shares
        -------------------------------------------------------------------------
        BankAmerica Ventures                                               10,000

        Morgan Stanley Venture Partners III, L.P.                           8,773

        Morgan Stanley Venture Investors III, L.P.                            842

        Morgan Stanley Venture Partners Entrepreneurs Fund,                   385
        L.P.

        Van Wagoner Capital Management                                      5,000

        State of Wisconsin Investment Board                                 6,000

        Thomas Fogarty                                                        500

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                    EXHIBIT B

                               DISCLOSURE SCHEDULE

                                    EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                                VOTING AGREEMENT